Exhibit 99.1

InsPro Technologies Corporation Announces

Third Quarter 2017 Financial Results

Eddystone, PA – November 14, 2017 – InsPro Technologies Corporation (OTC Bulletin Board: ITCC), a leading provider of core policy administration software for Group and Individual Life, Health, and Annuity products that enables insurance carriers and third-party administrators to quickly respond to evolving market needs, improve customer service, and reduce operating costs today announced its financial results for the three and nine month period ended September 30, 2017.

Third Quarter 2017 Highlights

•	Revenues were $6,064,817 in the Third Quarter of 2017, a 7% increase as compared to $5,647,379 in the Third Quarter of 2016. The increase was the result of increased fees from ongoing and recent implementations of InsPro Enterprise from several existing clients combined with license fee revenue in the Third Quarter of 2017 from an existing client as a result of growth in the number of policies the client processes on their instance of InsPro Enterprise.

•	Net income was $1,495,962 in the Third Quarter of 2017 as compared to $56,313 in the Third Quarter of 2016. Net income in the Third quarter of 2017 was favorably impacted by higher revenues from existing clients combined with lower IT consulting staffing as compared to Third Quarter 2016 primarily as a result of the implementation of cost reduction initiatives. Included in the net income in Third Quarter 2017 and in Third Quarter 2016 was $22,271 and $19,465 of non cash stock based fees and compensation expense, respectively.

Year-to-Date 2017 Highlights

•	Revenues were $15,605,618 in the nine months ended September 30, 2016; an 8% decrease as compared to the $16,883,950 in the nine months ended September 30 2016. The decrease was the result of lower post implementation services to several clients and lower implementation services to the Company’s largest client as measured by 2017 to date revenue. Partially offsetting the decline in revenue was higher ASP and hosting and software license revenue.

•	Net income was $403,799 in the nine months ended September 30, 2017 as compared to a net loss of $1,826,787 in the nine months ended September 30, 2016. Net income in 2017 was favorably impacted by lower employee and IT consulting staffing as compared to the same period in 2016 primarily as a result of the implementation of cost reduction initiatives. Included in the net income was $130,031 and $1,502,806 of non cash stock based fees and compensation expense in nine months ended September 30, 2017 and 2016, respectively.

David Anderson, Chief Executive Officer, stated, “Third quarter results speak volumes about the outstanding work of the entire InsPro team and the partnerships that we have with our customers. It also marks a turning point for us as we look to jumpstart our journey toward ongoing profitable growth.”

About InsPro Enterprise

InsPro Enterprise, a Life and Health insurance policy administration system, is a single technology solution used to manage all insurance processing requirements supporting multiple product lines as well as hybrid products for both group and individual policies on a single web-based platform. The InsPro Enterprise design provides carriers the option to deploy the solution as an end-to-end straight through processing suite or on a modular, componentized basis to address immediate areas of concern. The InsPro Enterprise suite includes Product Configuration Workbench, New Business and Underwriting, Billing and Collections, Policy Administration, Agent Management and Commissions, Claims, Document Management, Web Portals, and Data Analytics components.

About InsPro Technologies Corporation

Through its subsidiary, InsPro Technologies, LLC, InsPro Technologies Corporation offers InsPro Enterprise, an end-to-end, web-based policy administration system used by insurance carriers and third-party administrators. By managing the entire product and policy lifecycle on a single integrated platform, customers are afforded opportunities to accelerate new product introductions, lower costs, increase customer satisfaction and improve operational performance. InsPro’s solutions are offered through standard software licensing, as a hosted solution, or via Software as a Service (SaaS) delivery.

For additional information on InsPro Technologies, LLC and InsPro Enterprise please visit www.inspro.com.

Forward-Looking Statements

In addition to historical facts or statements of current condition, this press release contains forward-looking statements within the meaning of the "Safe Harbor" provisions of The Private Securities Litigation Reform Act of 1995, including statements regarding current and future capabilities and products supported, growth in the number of clients, quality and growth potential of our technology platform, including related services, and providing the financial support and other resources needed to demonstrate the strength of this growing technology business and to continue to reinvest in the product. Forward-looking statements provide InsPro Technologies Corporation’s current expectations or forecasts of future events. Moreover, InsPro Technologies Corporation cautions readers that forward-looking statements are subject to certain risks and uncertainties, which could cause actual results to differ materially from the statements made, including risks described in InsPro Technologies’ most recent Quarterly Reports on Form 10-Q or Annual Reports on Form 10-K filed with the Securities and Exchange Commission and available on the Securities and Exchange Commission’s website at www.sec.gov. InsPro Technologies Corporation does not undertake any obligation to update any forward-looking statement to conform the statement to actual results or changes in expectations.

Contact:

 Anthony R. Verdi, CFO

484-654-2200
finance@inspro.com

INSPRO TECHNOLOGIES CORPORATION AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
	2017	2016	2017	2016
	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)

Revenues	$6,064,817	$5,647,379	$15,605,618	$16,883,950

Cost of revenues	3,370,999	4,322,737	10,697,146	14,564,361

Gross profit	2,693,818	1,324,642	4,908,472	2,319,589

Selling, general and administrative expenses	1,178,326	1,275,345	4,497,733	4,181,427

Operating income (loss) from continuing operations	1,515,492	49,297	410,739	(1,861,838)

Other income (expense):
Gain on the sale of equipment	-	-	5,380	-
Interest expense	(7,186)	(7,831)	(16,742)	(18,290)

Total other income (expense)	(7,186)	(7,831)	(11,362)	(18,290)

Income (loss) from continuing operations before income taxes	1,508,306	41,466	399,377	(1,880,128)

Provision for income taxes from continuing operations	13,844	-	13,844	-

Net income (loss) from continuing operations	1,494,462	41,466	385,533	(1,880,128)

Income from discontinued operations before income taxes	2,156	14,847	18,922	53,341

Provision for income taxes from discontinued operations	656	-	656	-

Net income from discontinued operations	1,500	14,847	18,266	53,341

Net income (loss)	$1,495,962	$56,313	$403,799	$(1,826,787)

Net income (loss) per common share - basic:
Income (loss) from operations per common share	$0.04	$0.01	$0.01	$(0.04)
Income from discontinued operations per common share	-	-	-	-
Net income (loss) per common share	$0.04	$0.01	$0.01	$(0.04)

Net income (loss) per common share - fully diluted:
Loss from operations per common share	$0.01	$0.01	$-	$(0.04)
Income from discontinued operations per common share	-	-	-	-
Net income (loss) per common share	$0.01	$0.01	$-	$(0.04)

Weighted average common shares outstanding - basic	41,543,655	41,543,655	41,543,655	41,543,655
Weighted average common shares outstanding - fully diluted	196,970,235	41,543,655	187,922,335	41,543,655

INSPRO TECHNOLOGIES CORPORATION AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

	September 30, 2017	December 31, 2016
	(Unaudited)
ASSETS

CURRENT ASSETS:
Cash	$3,424,735	$3,161,617
Accounts receivable, net	2,610,169	2,333,817
Prepaid expenses	266,391	225,439
Other current assets	-	30,520
Assets of discontinued operations	3,152	8,636

Total current assets	6,304,447	5,760,029

Property and equipment, net	332,638	512,960

Total assets	$6,637,085	$6,272,989

LIABILITIES AND SHAREHOLDERS' DEFICIT

CURRENT LIABILITIES:
Notes payable	$72,098	$39,194
Accounts payable	1,967,259	5,460,035
Accrued expenses	1,106,098	436,516
Current portion of capital lease obligations	153,204	188,025
Deferred revenue	3,069,080	2,285,140
Income tax payable	13,844	-
Income tax payable on discontinued operations	656	-

Total current liabilities	6,382,239	8,408,910
Notes payable to related party	-	-
Warrant liability	-	-
Deferred revenue	1,000,000	1,500,000
Capital lease obligations	103,891	153,139

Total long term liabilities	1,103,891	1,653,139

Total liabilities	7,486,130	10,062,049

COMMITMENTS AND CONTINGENCIES: (See Note 9)

SHAREHOLDERS' DEFICIT:
Preferred stock ($.001 par value; 20,000,000 shares authorized)
Series A convertible preferred stock; 3,437,500 shares designated, 1,276,750 shares issued and outstanding (liquidation value $12,767,500)	1,277	1,277
Series B convertible preferred stock; 11,000,000 shares designated, 5,307,212 shares issued and outstanding (liquidation value $15,921,636)	5,307	5,307
Series C convertible preferred stock; 4,000,000 shares designated, 1,254,175 shares issued and outstanding (liquidation value $6,270,875)	1,254	-
Common stock ($.001 par value; 500,000,000 shares authorized,41,543,655 shares issued and outstanding)	41,543	41,543
Additional paid-in capital	65,350,469	62,815,507
Accumulated deficit	(66,248,895)	(66,652,694)

Total shareholders' deficit	(849,045)	(3,789,060)

Total liabilities and shareholders' deficit	$6,637,085	$6,272,989